AGREEMENT

         THIS AGREEMENT ("Agreement") dated as of November 10, 2000, is by and among Richard Ginsburg, Sheilah Ginsburg, and Harold Ginsburg (the "Ginsburgs") and Guardian International, Inc., a Florida corporation (the "Company").

                                    RECITALS

         A. The Company sold shares of Series D 6.00% Convertible Preferred Stock, par value $.001 per share (the "Series D Preferred Stock"), in 1998 which are presently held by Protection One Investments, Inc. (the "Investor").

         B. The Board of Directors of the Company has amended, with the Investor's agreement, Article III of the Articles of Incorporation of Guardian International, Inc. (the "Articles") to reflect better the original intent of the parties to the Series D Preferred Stock Subscription Agreement of October 21, 1998 and to limit the events that give rise to the Investor's right to demand that the Company redeem the Series D Preferred Stock.

         C. Richard Ginsburg is the President, CEO, and a Director of the Company, and who, as of the date of this Agreement, owns 639,596 shares (the "Ginsburg A Shares"), approximately 7.9% of the 8,096,441 shares outstanding, of Class A Common Stock, par value $.001 per share, of the Company ("Common Stock").

         D. Harold Ginsburg is Chairman of the Board of Directors. Sheilah Ginsburg, Harold Ginsburg's spouse, is Secretary, Treasurer, and a Director of the Company. As of the date of this Agreement, Harold Ginsburg and Sheilah Ginsburg hold 1,767,066 shares (the "Ginsburg B Shares"), approximately 21.8% of the outstanding Common Stock, of which 1,717,066 is held jointly as tenants in the entireties, 30,000 is held individually by Harold Ginsburg, and 20,000 is held individually by Sheilah Ginsburg (collectively, the Ginsburg A Shares and the Ginsburg B Shares are referred to as, the "Ginsburg Shares").

         E. The Ginsburgs acknowledge that the Articles, as amended, will contain redemption rights based on sales or other transfers of the Ginsburg Shares and agree to be bound by the restrictions on sales or other transfers of the Ginsburg Shares, as provided herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Ginsburgs agree as follows:

                                    SECTION 1
                                   DEFINITIONS
                                   -----------

         Capitalized terms and other definitions not otherwise defined herein shall have the following meaning:

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person ("unaffiliated" means a relationship between Persons who are not Affiliates). As used in this definition, "control", including the terms "controlling", "controlled by" and "under common control with", with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  "Dispose" or "Disposition" (and any derivatives thereof) means
         (a) a voluntary or involuntary sale, assignment, Transfer, conveyance, or other disposition of the beneficial or legal interest in a Ginsburg's Shares, and (b) any agreement, contract or commitment to do any of the foregoing.

                  "Person" means any individual, sole proprietorship, partnership (including a limited partnership), joint venture, trust, unincorporated organization, association, corporation, institution, public benefit company, limited liability company, joint stock company, government entity (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or other entity.

                  "Proposed Transferee" means the Person to whom a party proposes to Transfer his or her Ginsburg Shares.

                  "Transfer" (including the terms "transferring" and "transferred") means any direct or indirect sale, devise, distribution, transfer, assignment, gift, pledge, hypothecation or other disposition or encumbrance. A "Transfer" shall also be deemed to have occurred when any Ginsburg files or on whose behalf is filed any voluntary or involuntary petition in bankruptcy, under applicable federal or state law, and when any Ginsburg attempts to use any provision of federal or state bankruptcy acts, or attempts to assign any assets for the benefit of creditors and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

                                    SECTION 2
                                      TERM
                                      ----

         This Agreement shall continue from year to year so long as shares of the Series D Preferred Stock are outstanding, and as long as Article III(b) of the Articles is not amended, and shall terminate upon the written agreement of all of the parties hereto.

         Upon the termination of this Agreement, any certificates representing Ginsburg Shares shall be released from the terms of this Agreement and any restrictive legends or endorsements placed on said certificates pursuant to this Agreement, but not those referring to applicable restrictions on Transfer imposed by any state or federal securities law, shall be removed.

                                    SECTION 3
                       RESTRICTIONS ON TRANSFER OF SHARES
                       ----------------------------------

         Unless permission is granted in writing by the Investor or unless waived by the affirmative vote of an independent committee of the Board of Directors (the "Independent Committee"), (i) Richard Ginsburg shall not sell or otherwise transfer any Ginsburg A Shares, unless the Transfer complies with all applicable provisions in this Agreement, and (ii) Sheilah Ginsburg and Harold Ginsburg shall not jointly sell or otherwise transfer more than 10% of the Ginsburg B Shares, unless the Transfer complies with all applicable provisions in this Agreement. The threshold limitations on the sale of Ginsburg A Shares and Ginsburg B Shares, set forth in (i) and (ii) of this clause, shall be adjusted from time to time in proportion to any sales of the Investor's Common Stock and/or Series D Preferred, on an as converted basis, to any person who is not an affiliate of the Investor. The Independent Committee shall be composed of disinterested directors of the Company. In the event of the death of Richard Ginsburg, Harold Ginsburg, or Sheilah Ginsburg, transfers of the shares of the deceased holder to pay estate related taxes shall not be governed by this
Section 3, and are specifically permitted hereby; provided, however, that in connection with any transfer of shares to pay estate related taxes, the shares owned by the deceased holders shall be transferred in a wide distribution with no single transferee acquiring shares representing more than 5% of the outstanding shares of the Company (without taking into account the conversion of the Series D Preferred Stock). All attempted Transfers other than in accordance with this Agreement shall be null and void. The Company shall refuse to recognize those attempted Transfers and shall not reflect on its records the proposed changes in ownership of Shares pursuant to those attempted Transfers.

                                    SECTION 4
                               PERMITTED TRANSFER
                               ------------------

         So long as the Proposed Transferee agrees in writing to be bound by the terms and conditions of this Agreement and notwithstanding anything herein to the contrary, the Ginsburgs may at any time and from time to time Transfer all or part of their respective Ginsburg Shares to: (i) an Affiliate of the Ginsburgs, (ii) to a spouse or child (whether by blood, adoption, or marriage),
(iii) to a trust for the benefit of any Ginsburg or a spouse or child (whether by blood, adoption, or marriage) of that Ginsburg, or (iv) to a Person controlled by a spouse or child (whether by blood, adoption, or marriage) of that Ginsburg (each a "Permissible Transferee"); provided that the Proposed Transferee (or if the Proposed Transferee is a minor, a Person authorized to bind the Proposed Transferee) executes and delivers to the Company and each other party a counterpart of this Agreement in accordance with Section 3 and agrees that prior to ceasing to be an Affiliate of the Transferring Ginsburg, the Permissible Transferee will Transfer the Ginsburg Shares to an Affiliate of the original Transferring Ginsburg or to the Company at fair market value.

                                    SECTION 5
                 RIGHTS AND OBLIGATIONS OF TRANSFEREE/TRANSFEROR
                 -----------------------------------------------

         The agreement of a transferee to be bound by the terms and conditions of this Agreement in connection with a Transfer permitted hereunder shall include, without limitation, an agreement by such transferee to be bound by the terms hereof as and to the extent such terms and conditions are applicable to the transferor immediately prior to the Transfer. No Transfer permitted under
Section 4 shall relieve the transferor from any of its obligations under this Agreement; however, upon agreement to be bound hereby, in accordance with the terms hereof, any transferee shall take the rights of the transferor applicable to such transferred Ginsburg Shares. Any Transfer not in compliance with Section 4 shall be void and of no effect and shall be disregarded by the Company.

                                    SECTION 6
                           ENDORSEMENT OF COMMON STOCK
                           ---------------------------

         All certificates representing Ginsburg Shares heretofore or hereafter issued and delivered to the Ginsburgs shall have endorsed thereon, in addition to any other legends, the following or a similar statement:

         "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF TRANSFER AND VOTING, AS PROVIDED IN AN AGREEMENT DATED DECEMBER __, 2000 BETWEEN GUARDIAN INTERNATIONAL, INC. (THE "COMPANY") AND CERTAIN HOLDERS OF ITS CAPITAL STOCK, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

                                    SECTION 7
                   SPECIFIC PERFORMANCE; PERMANENT INJUNCTION
                   ------------------------------------------

         (a) Because of the unique character of the Ginsburg Shares, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. Should any dispute arise concerning the sale or disposition of such Ginsburg Shares, an injunction may be issued restraining any sale or disposition pending the determination of such controversy. In the event of any controversy concerning the right or obligation to purchase or Transfer any such Ginsburg Shares, such right or controversy shall be enforceable in a court of equity by decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

         (b) The parties understand and agree that they will suffer irreparable harm in the event that a party breaches any of its obligations under this Agreement and that monetary damages will be inadequate to compensate the non-breaching parties for any such breach. Accordingly, the parties agree that, in the event of a breach or threatened breach by a party of any of the provisions of this Agreement, the non-breaching parties, in addition to and not in limitation of any other rights, remedies, or damages available at law or in equity, shall be entitled to an injunction in order to prevent or to restrain any such breach.

                                    SECTION 8
                                 INDEMNIFICATION
                                 ---------------

         Richard Ginsburg, severally, and Harold Ginsburg and Sheilah Ginsburg, jointly and severally, shall indemnify the Company for all costs and expenses, including attorneys' fees, of redeeming the Series D Preferred Stock where such redemption arises from the indemnifying party's failure to comply with the restrictions on transfer contained in Section 3 of this Agreement.

                                    SECTION 9
                    EXECUTION IN COUNTERPARTS; FAX SIGNATURES
                    ------------------------------------------

         This Agreement may be executed in several counterparts and incorporated by reference in a detached execution page, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

                                   SECTION 10
                             AMENDMENTS AND WAIVERS
                             ----------------------

         Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated without the written approval of: (i) the Company, and
(ii) holders of fifty-one percent of the Series D Preferred Shares. Any waiver hereunder shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure or with respect to a party that has not executed and delivered any such waiver. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or at equity.

                                   SECTION 11
                                  GOVERNING LAW
                                  --------------

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to its principles of conflict of laws.

                                   SECTION 12
                       ASSIGNMENT; SUCCESSORS AND ASSIGNS
                       ----------------------------------

         Each party agrees that it will not assign, sell transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, any right or obligation under this Agreement other than as otherwise required or expressly permitted herein. Any purported assignment, transfer, or delegation in violation of this Section 11 shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

Except for those enumerated above, this Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any Person not a party to this Agreement.

                                   SECTION 13
                                  SEVERABILITY
                                  ------------

         If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then: (i) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected; (ii) the effect of the ruling shall be limited to the jurisdiction of the court or other government body making the ruling; (iii) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the parties intent as manifested herein; and (iv) if the ruling and/or the controlling principle of law or equity leading to the ruling is subsequently overruled, modified, or amended by legislative, judicial, or administrative action, then the provision(s) in question as originally set forth in this Agreement shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

                                   SECTION 14
                                     NOTICES
                                     -------

         Any and all notices or other communications provided for herein shall be in writing and shall be considered duly given upon the earliest to occur of:
(a) personal delivery, (b) two days after being sent by a reputable overnight courier service, (c) three days after being mailed by registered or certified international or air mail, return receipt requested or recorded (as the case may be), postage prepaid, or (d) the delivering party's receipt or a written confirmation of a facsimile transmission. All notices shall be addressed to the Company and to the Ginsburgs at the addresses on file with the Company. Any party hereto may change his or its address for the giving of notice by providing notice to the other parties in accordance herewith.

                                   SECTION 15
                                    NO AGENCY
                                    ---------

         Except to the extent expressly provided herein, this Agreement shall not constitute an appointment of any of the parties as the legal representative or agent of any other party, nor shall any party have any right or authority to assume, create, or incur in any manner any obligation or other liability of any kind, express or implied, against, or in the name or on behalf of, any other party. Nothing herein shall be construed to make the parties joint venturers or partners.

                                   SECTION 16
                              HEADINGS; REFERENCES
                              --------------------

         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                   SECTION 17
                               FURTHER ASSURANCES
                               ------------------

         Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents, and agreements, and to give such further written assurances, as may be reasonably requested by any other party, to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

                                   SECTION 18
                                ENTIRE AGREEMENT
                                ----------------

         This instrument contains the entire agreement of the parties hereto with respect to the subject matter hereof and no modification, amendment, change, or discharge of any term or provision of this Agreement shall be valid or binding unless the same is in writing and is adopted pursuant to the terms hereof.

                                   SECTION 19
                              AGGREGATION OF SHARES
                              ---------------------
         Notwithstanding anything herein to the contrary, all shares of the Company's voting capital stock held or acquired by Affiliated entities or persons of a holder shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                         [Signatures On Following Page]

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the date first written above.

                                     GUARDIAN INTERNATIONAL, INC.


                                     By:
                                          --------------------------------------
                                     Name:
                                     Title:




                                      ------------------------------------------
                                      Richard Ginsburg


                                      ------------------------------------------
                                      Harold Ginsburg


                                      ------------------------------------------
                                      Sheilah Ginsburg